Exhibit 99.1

TGCOP HoldCo, LLC

(A Delaware Limited Liability Company)

Financial Statements

December 31, 2020

TGCOP HoldCo, LLC

(a Delaware Limited Liability Company)

Table of Contents

December 31, 2020

KPMG LLP

345 Park Avenue

New York, NY 10154-0102

Independent Auditors’ Report

To the Member of

TGCOP HoldCo, LLC:

We have audited the accompanying financial statements of TGCOP HoldCo, LLC, which comprise the statement of assets, liabilities, and member’s capital, including the schedule of investments, as of December 31, 2020, and the related statements of operations, changes in member’s capital, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TGCOP HoldCo, LLC as of December 31, 2020, and the results of its operations, changes in its member’s capital, and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, NY

October 26, 2021

TGCOP HoldCo, LLC

(a Delaware Limited Liability Company)

Statement of Assets, Liabilities and Member’s Capital

December 31, 2020

Assets
Investments in private operating companies, at fair value (cost of $68,776,302)	$162,409,845
Cash and cash equivalents	—

Total assets	$162,409,845

Liabilities and Member’s Capital
Liabilities
Other liabilities	$—

Total liabilities	—
Member’s Capital	162,409,845

Total Liabilities and Member’s Capital	$162,409,845

The accompanying notes are an integral part of these financial statements

TGCOP HoldCo, LLC

(a Delaware Limited Liability Company)

Schedule of Investments

December 31, 2020

Investment	Cost **	Fair Value	Fair Value Percentage *
Investments in private operating companies, at fair value
Solar Energy - United States (100%)
WR-TGC Solar Generation XVI, LLC	$428,329	$520,620	0.32%
WR-TGC Solar Generation IX, LLC	2,866,643	5,316,386	3.27
TGC Tolland Holdings, LLC	549,353	1,973,496	1.22
TGCOP Operating Holdings Pledgor I, LLC	54,481,240	122,382,464	75.35
TGCOP Operating Holdings Pledgor II, LLC	9,996,594	31,762,736	19.56
Solar equipment
United States (100%)
Solar panel inventory	454,143	454,143	0.28

Total Investments, at fair value	$68,776,302	$162,409,845	100.00%

*	Percentages are based on Member’s capital
**	Cost is net of distributions

The accompanying notes are an integral part of these financial statements

TGCOP HoldCo, LLC

(a Delaware Limited Liability Company)

Statement of Operations

Year Ended December 31, 2020

Income:
Interest income	$—

Total income	—
Expenses:
Professional fees	—
Insurance Fees	—
Accounting expense	—
Other expenses	—

Total expenses	—
Net investment gain/(loss)	—
Net realized loss	—
Net change in unrealized gain	2,016,043

Net realized and unrealized gain on investments	2,016,043
Net increase in member’s capital resulting from operations	$2,016,043

The accompanying notes are an integral part of these financial statements

TGCOP HoldCo, LLC

(a Delaware Limited Liability Company)

Statement of Changes in Member’s Capital

Year Ended December 31, 2020

Member
Member’s Capital, December 31, 2019	173,261,421
Capital contributions	2,446,928
Capital distributions	(15,314,547)
Net increase in Member’s capital resulting from operations	2,016,043

Member’s Capital, December 31, 2020	162,409,845

The accompanying notes are an integral part of these financial statements

TGCOP HoldCo, LLC

(a Delaware Limited Liability Company)

Statement of Cash Flows

Year Ended December 31, 2020

Cash flows from operating activities:
Net increase in Member’s capital resulting from operations	2,016,043
Adjustments to reconcile net increase in member’s capital resulting from operations to net cash provided by operating activities
Funding for construction of private operating companies	—
Return of cash from private operating companies	—
Net change in unrealized gain	(2,016,043)
Increase in other assets	—
Decrease in accrued professional fees	—
Increase in other liabilities	—

Net cash provided by operating activities	—

Cash flows from financing activities:
Capital contributions	—
Capital distributions	—

Net cash used in financing activities	—

Net decrease in cash and cash equivalents	—
Cash and cash equivalents
Beginning of year, December 31, 2019	—

End of year, December 31, 2020	$—

Significant non-cash transactions
Non-cash contributions made by Member and funding for operating companies (Note 4)	$2,446,928
Non-cash distributions to Member and return of cash from operating companies (Note 4)	$(15,314,547)

The accompanying notes are an integral part of these financial statements

TGCOP HoldCo, LLC

(a Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

Note 1 – Nature of Business

TGCOP HoldCo, LLC (the “Company”) was organized as a Delaware Liability Company pursuant to a Limited Liability Agreement effective October 16, 2019 (the “LLC Agreement”) pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the “Act”). The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member, (ii) at any time where there are no members of the Company unless the Company is continued in accordance with the Act or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

The sole member of the Company is True Green Capital Opportunity Partnership, LP (the “Member”). Management of the Company shall be vested in the Member, which is responsible for investing and reinvesting the assets of the Company. The Member has designated four natural persons who are employees or agents of the Company as officers of the Company (the “Officers”).

The principal purpose of the Company is to maximize capital appreciation by engaging in all activities and transactions as the Officers may deem necessary or advisable in connection therewith. The Company’s objective is to generate stable, risk-adjusted returns for investors by constructing a portfolio of high-quality, low-cost solar energy assets that will deliver consistent yields and capital appreciation. Substantially all of the Company’s activities are carried out through two wholly-owned entities, TGCOP Operating Holdings Pledgor I, LLC and TGCOP Operating Holdings Pledgor II, LLC, who in turn collectively wholly-own TGCOP Operating Holdings I, LLC and TGCOP Operating Holdings II, LLC, respectively, (the “Operating Companies”), who have the same objective as the Company. Three operating assets, WR-TGC Solar Generation XVI, LLC, WR-TGC Solar Generation IX, LLC, and TGC Tolland, LLC, were held directly by the Company, as shown on the Schedule of Investments. The manager of the Operating Companies is the Member, which is responsible for investing and reinvesting the assets of the Company.

Capitalized terms are as defined in the LLC Agreement unless otherwise defined herein.

Note 2 – Summary of Significant Accounting Policies

The accompanying financial statements have been presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is an investment company and follows the accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic (“ASC”) 946. All amounts are stated in U.S. dollars.

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash, short-term, highly liquid investments with maturities of 90 days or less from their original purchase date, and investment in certain money market funds. At December 31, 2020, the Company had no cash balances.

Valuation of Investments in Private Operating Companies

The Company’s portfolio investments are carried at fair value as determined by the Manager, based on discounted cash flow models using market inputs, or by reference to values provided by the Member.

The Company is under no compulsion to dispose of its portfolio investments, which are made with the expectation of a substantial holding period; therefore, the estimated values, as determined above, may not reflect amounts that could be realized upon immediate sale, or amounts that ultimately may be realized.

TGCOP HoldCo, LLC

(a Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

Note 2 – Significant Accounting Policies (Continued)

Investment Transactions

Investment transactions are accounted for on a trade-date basis. Investment transactions, which are subject to certain contractual terms and conditions, are reflected in the Company’s financial statements when such terms and conditions have been satisfied.

Realized gains and losses are calculated based upon the difference between proceeds and cost basis. Unrealized gains and losses resulting from recording investments at fair value are included in the statement of operations. Interest income and expense is recognized on the accrual basis of accounting.

Income from Private Operating Companies Investments

Distributions received or receivable from private operating companies are evaluated by the Officers to determine if the distribution is income or a return of capital. Generally, income is not recorded unless the Officers has declared the distribution, there is cash available to make the distribution and there are accumulated earnings in excess of the amount recorded as income. Distributions classified as a return of capital are a reduction in the cost basis of the investment.

Income Taxes

The Company is not subject to federal or state income taxes and no provision for federal or state income taxes is made in the statement of assets, liabilities and member’s capital. The operating results of the Company are included in the member’s income tax return. The Company evaluates the uncertainties of tax positions taken or expected to be taken based on the probability of whether it is more likely than not the positions will be sustained upon audit by applicable tax authorities, based on technical merit for open tax years.

The Company’s policy, if necessary, is to account for interest and penalties related to uncertain tax positions as a component of the income tax provision. The Company assessed its tax position for open federal and local tax years of 2019. The Company does not have any uncertain tax positions to be recognized or disclosed as of December 31, 2020.

Allocation of Profits and Losses

The Company’s profits and losses are allocated in a manner such that the Member’s capital account would be distributed as described in Note 4, assuming dissolution of the Company.

Note 3 – Investments, at fair value

Investments in Private Operating Companies:

Investments in private operating companies are through LLC interests in the companies. Either the transaction price (excluding transaction costs), or the total construction cost is typically the Company’s best estimate of fair value at the time of acquisition or completion of construction. At each subsequent measurement date, the Manager determines the valuation of each investment and records adjustments as necessary to reflect the expected exit value of the investment under current market conditions. Ongoing reviews by the Member are based on an assessment of the type of investment, the stage in the lifecycle of the private operating company, and of trends in the performance and credit profile of each private operating company as of the measurement date.

When observable inputs are not available for the Company’s investments, the fair value at the measurement date is determined using the income approach or the market approach. The income approach measures the present value of anticipated future economic benefits (i.e. net cash flows). The estimated net cash flows are forecast over the expected remaining economic life and discounted to present value using a discount rate commensurate with the level of risk associated with the expected cash flows. The market approach consists of utilizing observable market data (e.g., current trading and/or acquisitions multiples) of comparable companies and applying the data to key financial metrics of the portfolio company. The comparability (as measured by size, growth profile, and geographic concentration, amount other factors) of the identified set of comparable companies to the portfolio company is considered in the application of the market approach. As of December 31, 2020, the Member valued the Company’s LLC interests in operating companies at the bid price received from a potential purchaser who is currently performing due diligence on the portfolio of assets.

TGCOP HoldCo, LLC

(a Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

Note 3 – Investments, at fair value (continued)

In accordance with the authoritative guidance on fair value measurements and disclosures under U.S. GAAP, the Company discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1	Valuation based on inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

Level 2	Valuation based on inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active;

Level 3	Valuation based on inputs that are unobservable and significant to the overall fair value measurement

	Level 1	Level 2	Level 3	Total
All Investments
Private operating companies	$—	$—	$161,955,702	$161,955,702
Solar panel inventory	—	—	454,143	454,143

Investments at Fair Value - December 31, 2020	$—	$—	$162,409,845	$162,409,845

The following table presents changes in assets classifies in Level 3 to the fair value hierarchy during the year ended December 31, 2020 attributable to the following:

Partnership LLC interests
Funding for operating costs of private operating companies	2,446,928
Non-cash distribution from private operating companies	(15,314,547)
Transfers into Level 3	—
Transfers out of Level 3	—

The following table summarizes the quantitative information about Level 3 fair value measurements of investments, all of which were investments in private operating companies as of December 31, 2020. The table below is not intended to be all-inclusive, but instead summarizes the significant unobservable inputs relevant to the determination of Level 3 fair values.

Fair Value at December 31, 2020	Valuation Technique	Unobservable Inputs	Ranges	Weighted Average
$161,955,702	Sale Bid	N/A	N/A	N/A
$454,143	See Note 8	N/A	N/A	N/A

The extent by which each of these inputs could affect the fair value measurement depends on additional factors such as the timing of the relevant variable to which these inputs are applied.

TGCOP HoldCo, LLC

(a Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

Note 3 – Investments, at fair value (continued)

The investments within the Operating Companies cannot be redeemed. As of December 31, 2020, through TGCOP Operating Holdings Pledgor I, LLC, the following investments were held within TGCOP Operating Holdings I, LLC:

Investment	Fair Value	Fair Value Percentage *
Investments in private operating companies, at fair value
Solar Energy - United States (100%)
TGC Hunt LLC	$12,643,128	7.78%
TGC Florence LLC	16,993,076	10.46
TGC Brimfield LLC	22,823,818	14.05
TGC NJ Portfolio II	10,773,862	6.63
TGC Adams LLC	13,346,864	8.22
Northpark Solar, LLC	29,139,492	17.94
TGC Hubbardston, LLC	3,341,945	2.06
Augusta Solar Farm, LLC	9,194,756	5.66
TGC 1 LLC - WR-TGC IV Holdings A, LLC	24,945,574	15.36
TGC 1 LLC - WR-TGC XXXV Holdings A, LLC	5,856,277	3.61
TGC 1 LLC - Other	15,852,067	9.76

Total investments in private operating companies	164,910,859	101.53

United States (100%)
Derivative contracts, interest rate swaps	(3,376,329)	(2.08)

Total investments, at fair value	$161,534,530	99.45%

*	Percentages are based on member’s capital

As of December 31, 2020, TGCOP Operating Holdings I, LLC held a Note with a balance of $43,268,783 with an interest rate of three month LIBOR plus 150 basis points, and maturity of March 15, 2025.

TGCOP Operating Holdings I, LLC utilizes interest rate swap agreements to hedge interest rate risk on variable rate debt. The entity had the following interest rate swap agreements at December 31, 2020:

Primary underlying risk	Notional Principal	Fixed Rate	Derivative Liability
Interest rate
Interest rate swaps	$49,671,770	1.09% to 3.15%	$(3,376,329)

Notional principal amount at December 31, 2020 is representative of volume held throughout the year with maturities ranging from March 31, 2021 to December 31, 2041.

TGCOP HoldCo, LLC

(a Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

Note 3 – Investments, at fair value (continued)

As of December 31, 2020, through TGCOP Operating Holdings Pledgor II, LLC, the following investments were held within TGCOP Operating Holdings II, LLC:

Investment	Fair Value	Fair Value Percentage *
Investments in private operating companies, at fair value
Solar Energy - United States (100%)
29 Freight House Solar LLC	$1,203,582	0.74%
126 Grove Solar LLC	6,613,613	4.07
TGC Idaho Portfolio 2 LLC	41,395,961	25.49
TGC Elizabeth Drive (Chester) Holdings LLC	5,467,733	3.37
17 Shepard Solar LLC	2,493,821	1.54
Soltas Smyrna LLC	1,744,306	1.07
TGC Brownstone LLC	1,225,393	0.75
15 Union Solar LLC	1,759,841	1.08
31 Water Solar LLC	1,387,843	0.85

Total investments in private operating companies	63,292,093	38.96

United States (100%)
Derivative contracts, interest rate swaps	(6,412,313)	(3.95)

Total investments, at fair value	$56,879,780	35.01%

*	Percentages are based on member’s capital

As of December 31, 2020, TGCOP Operating Holdings II, LLC held a Note with a balance of $31,600,876 with an interest rate of three month LIBOR plus 150 basis points, and maturity of March 14, 2025.

TGCOP Operating Holdings II, LLC utilizes interest rate swap agreements to hedge interest rate risk on variable rate debt. The entity had the following interest rate swap agreements at December 31, 2020:

Primary underlying risk	Notional Principal	Fixed Rate	Derivative Liability
Interest rate
Interest rate swaps	$57,295,379	1.14% to 3.22%	$(6,412,313)

Notional principal amount at December 31, 2020 is representative of volume held throughout the year with maturities ranging from December 31, 2024 to December 31, 2041.

TGCOP HoldCo, LLC

(a Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

Note 4 – Member’s Capital

During the year the Company received contributions of $2,446,928 and made distributions of $15,314,547 to the Member. All the Company’s profits and losses are allocated solely to the Member.

Note 5 – Risks and Uncertainties

An investment in the Company involves significant risks, including liquidity risk, non-diversification risk and economic risk that should be carefully considered prior to investing and such investment should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment.

Liquidity Risk

Transfer of the Member’s interest is subject to significant restrictions. Because of these restrictions and the absence of a public market, the Member may be unable to liquidate its investment even though the personal financial circumstances of the Member would make liquidation advisable or desirable.

The Member’s interest will not be readily acceptable as collateral for loans and is not permitted to be pledged as collateral for loans. Moreover, even if the Member were able to dispose of its Membership interest, adverse tax consequences could result.

Non diversification Risk

Because the Company concentrates its investments in one industry, the Company may be subject to greater investment risk as companies engaged in similar businesses are more likely to be similarly affected by any adverse market conditions and other adverse industry-specific factors.

Economic Risk

The Company’s investments expose the Member to a range of potential economic risks that could have an adverse effect on the Company. These may include, but are not limited to, declines in economic growth, inflation, deflation, taxation, governmental restrictions, and/or adverse regulation.

Covid-19 Risk

Certain impacts from the COVID-19 outbreak may have a significant negative impact on the Company’s operations and performance. These circumstances may continue for an extended period of time, and may have an adverse impact on economic and market conditions. The ultimate economic fallout from the pandemic, and the long-term impact on economies, markets, industries and individual companies, are not known. The extent of the impact to the financial performance and the operations of the Company’s will depend on future developments, which are highly uncertain and cannot be predicted.

Note 6 – Indemnifications

In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties that provide indemnifications under certain circumstances. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of future obligation under these indemnifications to be remote.

TGCOP HoldCo, LLC

(a Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

Note 7 – Financial Highlights

Financial highlights for the year ended December 31, 2020 are presented below. The financial highlights are calculated for the Member.

Net investment loss ratio (1)	0.00%
Expense ratio (1)	0.00%
Gross IRR through December 31, 2019 (2)	147.69%
Gross IRR through December 31, 2020 (2)	18.64%

(1)	The net investment loss and expense ratios are computed using weighted average Member’s capital for the period.
(2)	Gross IRR is presented for the Member and was computed based on the actual dates that capital contributions and distributions were made and capital balances.

Note 8 – Solar Panel Inventory

As of December 31, 2020, the Company had 1,400 solar panels (230 watts per panel) as spare parts inventory, the panels are stored in a third-party warehouse. As of December 31, 2020, the panels were valued at 30 cents per watt, with a fair value of $96,600, and an additional 6,510 solar panels (230 watts per panel) purchased from TGC 1 Corp in 2018 for $357,543.

Note 9 – Related Party Transactions

There were no related party transactions during the year. The Member is responsible for all Company level expenses.

Note 10 – Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition and/or disclosure through October 26, 2021, the date the financial statements were available to be issued.

On June 30, 2021 the Company made a distribution of approximately $3 million to the Member. On August 25, 2021 the Company was sold in a private market transaction. Substantially all of the assets and liabilities of the underlying Operating Companies owned by the Company were sold for net proceeds of approximately $139 million. The underlying assets not purchased were assigned back to the Member prior to the private market transaction. On August 27, 2021 the Member received approximately $137 million in net proceeds, with the remaining amount held in Escrow.

There were no other significant subsequent events that require recognition or disclosure.